UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 24, 2005

Penton Media, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14337	36-2875386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

The Penton Media Building, 1300 East Ninth Street, Cleveland, Ohio		44114-1503
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-696-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

On March 28, 2005, Penton Media, Inc. ("the Company") issued a press release regarding the restatement of its financial statements, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

On March 24, 2005, the Company's management concluded that the Company's previously issued consolidated financial statements should be restated to increase income tax expense for the years 2004, 2003 and 2002 to correct the computation of our valuation allowance for deferred tax assets over those periods.

Management reached this conclusion following a comprehensive review of the Company's deferred tax assets and deferred tax liabilities. The Company has determined that certain deferred tax liabilities had been incorrectly offset against its deferred tax assets. Under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," taxable temporary differences related to indefinite-lived intangible assets or tax-deductible goodwill (for which reversal cannot be anticipated) should not be offset against deductible temporary differences for other indefinite-lived intangible assets or tax-deductible goodwill when scheduling reversals of temporary differences.

The Company evaluated the materiality of the correction on its consolidated financial statements and concluded that the cumulative effects of the corrections were material to its annual consolidated financial statements for 2004, 2003 and 2002 and the related quarterly consolidated financial statements for such periods. As a result, the Company concluded that it will restate its previously issued consolidated financial statements to recognize the impact of the correction, as well as other accounting adjustments that were deemed in earlier periods to be immaterial. The expected cumulative effect of these corrections is an increase in stockholders' deficit at December 31, 2003 and September 30, 2004 of approximately $16.0 million to $18.0 million and $18.0 million to $20.0 million, respectively.

The Company expects to file the corrections to its annual financial data in its annual report on Form 10-K for the year ended December 31, 2004. The Company will file for a fifteen-day extension on Form 12b-25 to extend the filing deadline for its 2004 Form 10-K in order to make all appropriate corrections and complete the preparation and review of its filing. The Company's Form 10-Q for each quarter of 2004 will also be amended to reflect all necessary adjustments. The Company currently is in the process of determining the effect on its assessment of its internal control structure as a result of these corrections.

As a result of the Company's determination to restate its consolidated financial results as discussed above, the annual and related quarterly consolidated financial statements for the years ended December 31, 2003 and 2002 as well as the quarterly consolidated financial statements for each of the quarters in the period ended September 30, 2004 should no longer be relied upon.

On March 24, 2005, the Company's management and the Audit Committee of the Board of Directors discussed the matters disclosed in this report with the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release dated March 28, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penton Media, Inc.

March 28, 2005	By:	Preston L. Vice

Name: Preston L. Vice
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 28, 2005